Exhibit 10.58

SECURITY AGREEMENT

(ACCOUNTS)

ENERGYTEC, INC., a Nevada Corporation	AMERICAN BANK OF TEXAS

14785 Preston Road, Ste. 500	P. O. Box 1234

Dallas, Texas 75254	Sherman, Texas 75091-1234
(hereafter called “Borrower”)	(hereafter called “Lender”)

The Lender and Borrower agree as follows:

SECTION I.	CREATION OF SECURITY INTEREST.

In order to secure a promissory note or notes of even date herewith executed by Borrower and made payable to Lender and all other indebtedness and liabilities of all kinds of Borrower to Lender, and interest thereon (whether evidenced by a promissory note or by other evidence of indebtedness, including overdrafts, whether created indirectly or acquired by Lender indirectly by assignment or otherwise, and whether now existing or hereafter arising, absolute or contingent, joint and/or several, due or to become due, primary or secondary, purchase money and nonpurchase money, including obligations of performance, and all renewals, extensions and rearrangements thereof), hereafter referred to as “Obligations,” Borrower grants to Lender a security interest in all of Borrower’s presently existing and hereafter arising or acquired “Accounts” which shall mean and include all of Borrower’s present and future rights to payment for goods, merchandise or Inventory (as hereinafter defined) sold, rented or leased or for services rendered, including, without limitation, those which are not evidenced by instruments or chattel paper, and whether or not they have been earned by performance; account(s), accounts receivable, proceeds of any letters of credit on which Borrower is named as beneficiary; contract rights; acceptances; notes; chattel paper; instruments (other than margin stock); drafts; documents; insurance proceeds; deposits or other sums credited by or due from the Lender to Borrower; and all such obligations whatsoever owing to Borrower, together with all instruments and all documents of title representing any of the foregoing, all rights in any goods, merchandise or Inventory which any of the same may represent, all rights in any returned or repossessed goods, merchandise and Inventory, and all right, title, security and guaranties with respect to each of the foregoing, including, without limitation, any right of stoppage in transit (this definition shall include the definition of “accounts” as that term is used in the Uniform Commercial Code of each state in which the Borrower’s Accounts are located); all of Borrower’s presently existing and hereafter arising of acquired “General Intangibles” which shall mean all choses in action, causes of action, and all other intangible personal property of Borrower of every kind and nature (other than Accounts) now owned or hereafter acquired by Borrower, including, without limitation, corporate or other business records, evidences of corporate debt or equity, inventions, designs, patents, patent applications, trademarks, trademark applications, assumed names, trade styles, service marks, trade secrets, goodwill, copyrights, registrations, licenses, franchises, tax refund claims, tax refunds, deposit accounts, customer lists and any letters of credit, rights or claims against carriers and shippers, rights to indemnification, security interests or other security held by or granted to Borrower to secure payment by an account debtor of any of the Accounts (this definition shall include the definition of “general intangibles” as that term is defined in the Uniform Commercial Code of each state in which the Borrower’s General Intangibles are located); all of Borrower’s presently existing or hereafter arising depository accounts and all of Borrower’s rights, title and interest in and to any deposits or other sums at any time credited by or due from financial institutions to Borrower, all books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of Borrower pertaining to any of the foregoing; all of which are hereafter referred to as “Collateral”, to the extent they arise out of operations conducted on the Real Property described in Exhibit “A” attached hereto. Notwithstanding the above, this Security Agreement will not secure an obligation of Borrower covered by the Truth-in-Lending Act unless the document or disclosure statement which evidences such transaction indicates by proper disclosure that the transaction is secured by this Security Agreement.

SECTIONS II.	BORROWER’S REPRESENTATIONS AND WARRANTIES.

Borrower Represents and Warrants to Lender that:

(1) The office where Borrower’s records are kept concerning the accounts is located in various locations held by Borrower.

(2) No accounts covered by this Agreement arose or may arise from or relate to the sale of farm products by a farmer.

(3) Borrower is duly organized and existing under the laws of the State of Nevada and is duly qualified and in good standing in every other State in which it is doing business; and the execution, delivery, and performance of this Agreement and the Obligations secured hereby are within Borrower’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Borrower’s articles of incorporation, by-laws, or other incorporation papers, or of any indenture, agreement, or undertaking to which Borrower is a party or by which it is bound;

(4) There is no lien, security interest, or other encumbrance on all or any part of the Collateral covered by this Agreement at the time of execution of this Agreement, nor is there any financing statement on file in Borrower’s name which purports to cover any of the Collateral or the proceeds of any of Borrower’s assets;

(5) Borrower’s principal place of business is 14785 Preston Road, Ste. 500, Dallas, Texas;

(6) All financial statements delivered to Lender at or prior to the execution of this Agreement, and all financial statements which may hereafter by delivered to Lender, fairly present the financial condition and the results of Borrower’s operations at the times and for the periods therein stated, and since the latest date covered by the most recent financial statements delivered prior to the execution of this Agreement there has been no adverse change in the financial condition, the operations, or any other status of Borrower;

(7) All information furnished to or to be furnished to Lender by or on behalf of Borrower concerning the Collateral and the proceeds thereof or in connection with the Obligations secured by this Agreement, is (or will be at the time the same is furnished) complete and accurate in all material respect;

(8) Each of Borrower’s accounts, and all papers and documents relating thereto are (or will be at the time such accounts come into existence) genuine and in all respects what they purport to be;

(9) Each of Borrower’s accounts is (or will be at the time such accounts come into existence) valid and subsisting and arises out of a bona fide sale of goods sold and delivered to, or out of and for services theretofore actually rendered by Borrower to the account debtor named in the account; and

(10) The amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal cash discounts and is not subject to any setoffs, credits, deduction, or counter-charges.

SECTION III.	BORROWER’S AFFIRMATIVE COVENANTS.

Borrower Covenants and Agrees That Borrower Shall:

(1) Furnish Lender with a current schedule of all qualified accounts constituting any part or all of the Collateral to be secured hereby, within ten (10) days after Lender’s request therefor. A “qualified account” is defined as an account receivable owing to Borrower which meets all of the following requirements and continues to do so until collected in full:

(a) The account has been due less than ninety (90) days and represents a bona fide completed or uncompleted transaction;

(b) The amount shown on Borrower’s books is the amount actually owing to Borrower, the account has not been transferred to any other person, and no person other than Borrower has any claim thereto, or (with the sole exception of Borrower) to the goods:

(c) Borrower’s title to the account and (except as against the account debtor) to any goods is absolute;

(d) No partial payment has been made by anyone, no setoff or counterclaim to such account exists, and no agreement has been made with any person under which any deduction or discount may be claimed other than regular discounts allowed by Borrower for prompt payments; and

(e) The account is not evidenced by an instrument or chattel paper.

(2) Immediately notify Lender in writing of accounts receivable under contract with the United States or any department, agency, or instrumentality thereof, and execute instruments and take steps required by Lender to perfect assignments, notice, and right to collection by Lender under the Federal Assignment of Claims Act;

(3) Pay promptly when due (unless they are being contested in good faith) all taxes, assessments, costs, and expenses necessary to preserve, protect, collect, and maintain the Collateral; keep the Collateral free from other liens, security interests or other encumbrances; defend the Collateral if necessary against all claims and demands of all persons at any time claiming an interest therein adverse to Lender, file all tax returns and pay all taxes when due, and cause any and all liens for taxes to be properly released; and in the event of failure to do so, Borrower agrees that Lender may make expenditures for any or all such purposes (but is not obligated to do so), and the amount so expended together with interest thereon at 18% per annum shall constitute one of Borrower’s Obligations to Lender secured by the security interest granted in Section I above, and any such expenditures by Lender will be repayable by Borrower on demand, Borrower hereby appoints Lender as Borrower’s attorney-in-fact to enable Lender to act for Borrower in fulfilling all Borrower’s responsibilities and exercising all of Borrower’s rights under this Agreement for the purpose of preserving and protecting the Collateral and Lender’s interest therein;

(4) Maintain at all times complete and accurate books and records covering the Collateral. Immediately upon the execution of the agreement, Borrower shall mark all books and records with an entry showing the absolute assignment to Lender of all accounts to Lender, and Lender is hereby given the right and privilege of auditing the books and records of Borrower relating to the Collateral and inspecting Borrower’s business locations and operations at any reasonable time Lender deems proper,

(5) Without hindrance or delay, furnish reports, schedules of aged accounts receivable, data, and financial statements, including audits by independent public accountants, in respect of its business and financial conditions, as Lender may reasonably require;

(6) Join with Lender in executing a financing statement, notice, affidavit, or any similar instruments which Lender deems necessary or advisable to establish or maintain its security interest in a form satisfactory to Lender together with such other instruments as Lender may from time to time request and pay all costs of filing same in any public office or offices deemed advisable by Lender; and

(7) Immediately notify Lender of any event causing loss or depreciation in value of any of the Collateral and the amount of such loss or depreciation.

SECTION IV.	COLLECTION PROCEDURES.

(1) Borrower shall, as Lender’s agent, receive all cash, checks, notes, drafts, and other instruments (hereafter called “Payment Items”) representing the proceeds of accounts covered by this Agreement. Borrower shall, at Borrower’s own expense, take all reasonable and appropriate steps when necessary to enforce the collection of these Payment Items.

(2) Immediately upon receipt, Borrower shall deposit all Payment Items in a special bank account. These Payment Items shall be deposited in the same form as received except for the addition of Borrower’s endorsement or assignment where necessary to permit collection of the items, which endorsement or assignment Borrower agrees to give (and in this connection, Borrower waives presentment, demand, notice of dishonor, protest, and all other notices related thereto), and in the event Borrower fails to do so. Lender will have the authority to endorse the Payment Items on Borrower’s behalf. Borrower agrees that Borrower shall not commingle any such payment Items with any of Borrower’s other funds or property but shall hold them separate and apart therefrom upon an express trust for Lender.

(3) At any time requested by Lender and from time to time, Borrower shall deliver to Lender a complete list of all those liable on all Payment Items and any other matters as Lender may specify. Further, if Lender so requests, Borrower, at Borrower’s own expense, shall notify all those liable that their payments are to be made directly to Lender, and Borrower shall indicate on all invoices to such account debtors that the accounts are payable directly to Lender. If Lender so elects. Lender may itself, at Borrower’s expense, notify all those liable that they are to make their payments directly to Lender. Lender is authorized to enforce the collection of these accounts by any appropriate means it deems necessary.

(4) In order to assure collection of accounts in which Lender has a security interest hereunder, Lender may at any time and from time to time notify the post office authorities to change the address for delivery of mail addressed to Borrower to such address as Lender may designate, and Lender may open and dispose of such mail and receive the collections of accounts within the coverage of this Agreement.

SECTION V.	BORROWER’S NEGATIVE COVENANTS.

Borrower Covenants and Agrees That Without Authorization from Lender, Borrower Shall Not:

(1) Change Borrower’s principal place of business to an address different from that shown at the beginning of this Agreement;

(2) Move the records concerning Borrower’s accounts to any office having an address different from that shown in Paragraph “(1)” of Section II;

(3) Agree to any material modification of the terms of any of Borrower’s accounts;

(4) Allow to be filed in any public office any financing statement in Borrower’s name covering the proceeds of any of Borrower’s assets;

(5) Sell, exchange, encumber or otherwise dispose of any part or all of the Collateral or any of Borrower’s rights therein or under this Agreement;

(6) Assert any claims or defenses Borrower may have against Lender’s assignee, it being understood that Lender may assign any part or all of Borrower’s Obligations and this Security Agreement to an assignee who will be entitled to all of the rights, privileges, and remedies granted in this Agreement to Lender, and

(7) Create or permit the existence of any lien or security interest in any of the Collateral other than the security interest created hereby.

SECTION VI.	EVENTS OF DEFAULT.

Each of the following events shall constitute a Default:

(1) Default in the timely payment of any installment of principal and interest under any of the Obligations or in the performance of any covenant or provision of any writings evidencing such Obligations (the “Loan Documents”).

(2) Borrower, or any Guarantor, shall: (a) execute an assignment for the benefit of creditors or take any action in furtherance thereof; or (b) admit in writing his inability to pay his debts generally as they become due; or (c) as a debtor, file a petition, case, proceeding, or other action pursuant to, or voluntarily seek the benefit or benefits of any debtor relief law or take any action in furtherance thereof; or (d) seek, acquiesce in, or suffer the appointment of a receiver, trustee, or custodian of Borrower, any Guarantor, the Collateral, in whole or in part, or any significant portion of other property belonging to Borrower or any Guarantor that affects performance under the Obligations; or (e) voluntarily become a party to any proceeding seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents or take any action in furtherance thereof.

(3) The filing of a petition, case, proceeding, or other action against Borrower, or any Guarantor, as a debtor under any debtor relief law; or seeking appointment of a receiver, trustee, or custodian of Borrower, or any Guarantor, or of any property described in the Loan Documents or any part thereof, or of any significant portion of other property belonging to Borrower or any Guarantor, that affects its ability to perform under the Obligations, or seeking to effect a suspension or having the effect of suspending any of the rights of Lender or the Trustee granted or referred to in the Loan Documents, and: (a) Borrower or any Guarantor admits, acquiesces in, or fails to contest the material allegations thereof; or (b) the petition, case, proceeding, or other action results in entry of an order for relief or order granting the relief sought against Borrower or any Guarantor; or (c) the petition, case, proceeding, or other action is not permanently dismissed on or before the earliest of trial thereon or sixty (60) days next following the date of its filing.

(4) The discovery by Lender that any warranty, covenant, or representation made to Lender by or on behalf of Borrower or any Guarantor is false, misleading, erroneous, or breached in any material respect.

(5) A Default shall not be an Event of Default if the Default is cured within ten (10) days following the delivery of or the mailing of written notice from Lender to Borrower’s most current address as reflected in Lender’s business records specifying the existence of any such Default. If such Default is not cured within the ten (10) day period, the Default shall be an Event of Default without need of any further notice or action by Lender.

SECTION	VII. LENDER’S RIGHTS IN EVENT OF DEFAULT.

(1) Upon the occurrence of any Event of Default, and at any time thereafter, Lender may, without notice to or demand upon Borrower (Borrower hereby expressly waives all notices, demands for payment, presentations for payment, notice of intention to accelerate the maturity and actual acceleration of maturity, protest and notice of protest as to the Obligations), exercise its right to declare all Obligations secured by the security interest created herein to be immediately due and payable, in which case Lender will have all rights and remedies granted by law and particularly by the Texas Business and Commerce Code, including, but not limited to, immediate possession of all books and records evidencing the Collateral, and may (as long as no breach of peace occurs) enter into any of Borrower’s premises where any of the Collateral may be or is supposed to be, and, without notice or demand and without any legal proceedings, take possession, remove, keep and store any such books and records. Lender may also require Borrower to provide all books and records relating to the Collateral and make them available to Lender at a place to be designated by Lender which is reasonably convenient to both parties. Lender will send Borrower reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Borrower at the address designated at the beginning of this Agreement at least five days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Lender will be entitled to recover reasonable attorneys’ fees and legal expenses as provided for in this Agreement and in the writings evidencing said Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations themselves. Borrower will remain liable for any deficiency remaining after the sale or other disposition. Lender may at any time, in its discretion, transfer any of the Collateral or evidence thereof into its own name or that of its nominee and receive the proceeds therefrom. Lender may demand, collect, settle, compromise, adjust, sue for, or foreclose upon the Collateral, in its own name or in the name of Borrower, as Lender may determine. Lender shall not be liable for the failure to collect any account or enforce any contract right or for any act or omission on the part of the Lender, its officers, agents, or employees, except willful misconduct.

(2) No act, delay, omission, or course of dealing between Borrower and Lender including Lender’s remedying of any Event of Default hereunder will constitute a waiver of any of Lender’s rights or remedies under this Agreement. A waiver by Lender of any rights or remedies under the terms of this Agreement or with respect to any of Borrower’s Obligations to Lender will not be a bar to the exercise of any right or remedy on any subsequent occasion.

(3) All rights and remedies of Lender hereunder are cumulative and may be exercised singly or concurrently, and the exercise of any one or more of them will not be a waiver of any other. It is expressly agreed and understood that the Lender’s right to exercise its rights and remedies under the Texas Business and Commerce Code is not conditioned upon acceleration of the maturity of the underlying Obligations, but only upon Borrower’s default as defined above, notwithstanding anything herein to the contrary. Lender shall not be limited by any election of remedies if it chooses to judicially foreclose its security interest. The right to sell under the terms hereof shall exist cumulative with said judicial foreclosure and one method so resorted to shall not bar the other, but both may be exercised at the same or different times, nor shall one be a defense to the other. No waiver, change, modification or discharge of any of Lender’s rights or Borrower’s duties as so specified or allowed to be effective unless contained in a written instrument signed by Lender specifying such waiver, change, modification or discharge.

SECTION	VIII. MISCELLANEOUS.

(1) This Agreement and the security interest in the Collateral herein created will terminate when all Obligations secured hereby have been paid in full.

(2) Borrower releases Lender from all claims for loss or damage caused by any failure to collect any of the Collateral or by any act or omission on the part of Lender, its officers, agents, and employees except willful misconduct.

(3) The provisions of this Agreement are in addition to those contained in any writings evidencing the Obligations secured hereby, all of which will be construed as one instrument. In addition to the amounts provided for in said writings agreed to be paid by Borrower as reimbursement for Lender’s attorneys’ fees and legal expenses in the event of default. Borrower also agrees to pay Lender’s reasonable attorneys’ fees in enforcing and carrying out the covenants, terms, and conditions contained in this Security Agreement including Lender’s right to undertake the collection of the Collateral as above provided. As used in this Agreement “attorneys’ fees” shall be defined as the reasonable value of the services of the attorneys employed by Lender from time to time to commence, defend, or intervene in any court proceeding, or to file a petition, answer, motion or other pleadings, or to take any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) relating to the Collateral, this Agreement, or the Obligations, or to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, or to attempt to enforce any security interest in any of the Collateral. Said attorneys’ fees, and any legal expenses, costs, and charges relating thereto, shall be additional Obligations of Borrower, payable on demand and secured by the Collateral.

(4) Any notice under this Agreement shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, certified mail, postage prepaid, directed to the addresses shown near the beginning of this Security Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, Borrower agrees to keep Lender informed at all times of Borrower’s current address.

(5) The term “Borrower” as used in this Agreement will be construed as singular or plural to correspond with the number of persons executing this Agreement as Borrower. If more than one person executes this Agreement as Borrower, his, her, their, or its duties and liabilities under this Agreement will be joint and several. The terms “Lender” and “Borrower” as used in this Agreement include the heirs, executors or administrators, successors, representatives, receivers, trustees and assigns of those parties.

(6) Where there are contained in this Agreement words or phrases which are defined in the Texas Business and Commerce Code, the Code definitions will control the meaning of the words or phrases. A determination that any provision contained herein is unenforceable will have no effect on the validity of the remaining provisions.

(7) The law governing this secured transaction will be that of the State of Texas in force on the date of execution of this agreement. The Obligations contained in this Agreement (which require only the Borrower’s signature to become enforceable) are performable in the county wherein Lender is located.

(8) Borrower waives the right to direct the application of any and all payments at any time or times hereafter received by Lender from Borrower, and Borrower hereby agrees that Lender shall have the continuing exclusive right to apply and reapply any and all payments received at any time or times hereafter against the Obligations in such manner as Lender may deem advisable.

(9) Borrower agrees that a carbon, photographic or other reproduction of this Agreement or Financing Statement may be filed as an original

EXECUTED this 11th day of April, 2003.

BORROWER:

ENERGYTEC, INC., a Nevada Corporation

By:
FRANK W. COLE, its President

Prepared in the Law Office of:

Munson, Munson, Pierce & Cardwell, P.C.
301 W. Woodard - P. O. Box 1099
Denison, Texas 75020
(903) 463-3750

EXHIBIT “A”

Tract I:

Situated in the County of Bowie, State of Texas, being Tract I, Segment I of that certain Surface Lease and Pipeline Right of Way Agreement by and between Shell Oil Company and Delhi Gas Pipeline Corporation dated May 8, 1973, such surface leases being recorded in Volume 558, Page 496 of the Official Records of Cass County, Texas, and being partially assigned by Partial Assignment of Right of Way from Koch Midstream Services Company and Producers Pipeline Corporation effective March 1, 1999, and recorded in Volume 3053, Page 1 of the Official Records of Bowie County, Texas.

Situated in the County of Bowie, State of Texas, and being a six inch pipeline and appurtenances, Beginning at a point where it crosses the Sulphur River and enters Bowie County, Texas, continuing in a Northwesterly direction over, across and through the following surveys: Mrs. Willie R. Timmins Survey, A-1187; T. and P.R.R. Survey, A-620; B.B.B. and C.R.R. Survey, A-81; Allen Brazzel Survey, A-68; Thos Y. Logwood Survey, A-343; T. and P.R.R. Survey, A-619; R. J. Creamer, A-922; Sterling M. Yancy Survey, S-693; T. and R.R., A-625; Hiram Edwards Survey, A-198; T. and P.R.R. Survey, A-579; T. and P.R.R., A-606; F.E. Ames Survey, A-11; A. F. Hancock Survey, A-883; T. and P.R.R. Survey, A-587 and ending at a point located within the Jas Parham Survey, A-481. Said pipeline and appurtenances being more fully shown on Alignment Drawings Numbered 1 through 6 of Delhi Gas Pipeline Corp., Dalby Springs Lateral, dated March 1973, and being more fully described in Assignment and Bill of Sale of Personal Property from Koch Midstream Services Company to Producers Pipeline Corporation, effective March 1, 1999 and recorded in Volume 3052, Page 347, Official Records of Bowie County, Texas.

Situated in the County of Bowie, State of Texas, and being those rights of way, easements and permits assigned by Koch Midstream Services Company to Producers Pipeline Corporation by Assignment of Right-of-Way, Easements and Permits effective March 1, 1999 and recorded in Volume 3053, Page of the Official Public Records of Bowie County, Texas, said Rights-of-Way, Easements and Permits being more fully described in Schedule I-A attached hereto and made a part hereof.

Situated in the County of Bowie, State of Texas, and being a natural gas processing plant, fee lands, pipeline and gathering system commonly known as Processing Plant No. 360, located in the Ann Hale Headright Survey assigned by Mescalaro Oil & Gas, Inc. to Producers Pipeline Corporation, by Assignment and Bill of Said recorded in Volume 3009, Page 226, Official Records, Bowie County, Texas, said lands, pipeline and gathering system being more fully described in Schedule 2-A attached hereto and made a part hereof for all purposes.

Tract II:

Situated in the County of Bowie, State of Texas, part of the Daniel Morris Survey, Abstract No. 381, and being that certain 3 acre easement over, through and across 40 acres, more or less, conveyed for the purposes of constructing, maintaining, operating, altering and repairing a control station for the transportation of oil, gas, petroleum products and other liquids, gases or substances more fully described in Schedule 1-B attached hereto, together with a 30 foot pipeline easement more fully described in Schedule 2-B attached hereto; and a 50 foot road right of way more fully described in Schedule 3-B attached hereto; all granted by M. Mark Lesher and Emily Lesher to Mike Rogers Drilling Company, Inc., dated December 2, 1988, and recorded in Volume 1288, Page 332, Deed Records, Bowie County, Texas, and subsequently assigned by Act of Assignment from Mike Rogers Drilling Co., Inc. to Rockwall Marketing Corporation effective January 1, 1996 and recorded in Volume 2657, Page 84 of the Real Property Records of Bowie County, Texas.

Tract III:

AN UNDIVIDED 68.75% WORKING INTEREST IN THE FOLLOWING DESCRIBED OIL AND GAS LEASE:

LESSOR:	JAMES J. NAPLES

LESSEE:	BARROW-SHAVER RESOURCES COMPANY

DATE:	January 9, 1992

RECORDED:	Volume 1716, Page 36 of the Real Property Records of Bowie County, Texas.

EXTENSIONS:	January 7, 1993, recorded in Volume 1885, at Page 162 and March 5, 1993, recorded in Volume 1913, at Page 169 of the Real Property Records of Bowie County, Texas.

ASSIGNMENT:	March 18, 1996, from ULTRA PETROLEUM (USA), INC. as Assignor to ROCKWALL MARKETING CORPORATION as Assignee, of record in Volume 2495, Page 236 of the Real Property Records of Bowie County, Texas, assigning 68.75% Working Interest.

LANDS:	200 acres, more or less, out of the MEP & R Railway Survey, A-420; John McClure Headright Survey, A-392, and the Daniel Morris Headright Survey, A-381, Bowie County, Texas, as more fully described in Schedule “I” attached hereto and made a part hereof for all purposes.

J. D. OWEN GAS UNIT NO. 1 AND NO. 2

Situated in the County of Bowie, State of Texas, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Rialto Energy, Inc. to Rockwall Marketing Corporation, effective June 1, 1995, recorded in Volume 2394, Page 25, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, and being Oil and Gas Properties, Wells and Equipment described in Assignment, Bill of Sale and Conveyance from Stelaron, Inc. to Rockwall Marketing Corporation, effective September 1, 1996, recorded in Volume 2636, Page 31, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, and the E. T. Jackson Survey, Abstract No. 300, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Stratco Operating Co., Inc. to Rockwall Marketing Corporation, effective January 1, 1996, recorded in Volume 2495, Page 239, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being a part of the J. S. Herring Survey, Abstract No. 263, the E. T. Jackson Survey, Abstract No. 300, and the N. Hale Survey, Abstract No. 273, and being oil, gas and mineral leases, wells and equipment described in Assignment and Bill of Sale from Vintage Petroleum, Inc. to Rockwall Marketing Corporation, effective September 1, 1998, recorded in Volume 2969, Page 129, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

Situated in the County of Bowie, State of Texas, and being 487.829 acres out of the J. S. Herring Survey, Abstract No. 263, and the B. T. Jackson Survey, Abstract No. 300, and being Oil and Gas Properties, Wells and Equipment described in Assignment, Bill of Sale and Conveyance from DNA Petroleum, Inc. to Rockwall Marketing Corporation, effective September 1, 1997, recorded in Volume 2761, Page 66, Official Records, Cass County, Texas, said Oil and Gas Properties being more fully described in Schedule II attached hereto and made a part hereof for all purposes.

LOYD WILSON GAS UNIT NO. 1

Situated in the County of Bowie, State of Texas, and being part of the Daniel Morris Survey, Abstract No. 382 and being Well and Equipment described in Bill of Sale from Vintage Petroleum, Inc. to Rockwall Marketing Corporation recorded in Volume 2705, Page 301, Official Records, Bowie County, Texas.

Situated in the County of Bowie, State of Texas and being 109 acres and 137 acres, all in the Daniel Morris Survey, Abstract No. 382 and being an Oil, Gas and Mineral Lease from Johnson

Timber & Land Co. Ltd., et al to Rockwall Marketing Corporation, effective January 1, 1997, recorded in Volume 2636, Page 18, Official Records, Bowie County, Texas.

FEAZELL NO. 1-A

Situated in the County of Bowie, State of Texas, and being 160 acres, more or less, T & P.R.R. Survey, Abstract No. 587, and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Mescalaro Oil & Gas, Inc. to Rockwall Marketing Corporation effective November 1, 1998, and recorded in Volume 3009, Page 233, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described as Oil and Gas Lease from William S. Feazell, et ux to Bishop Petroleum, Inc. dated January 1, 1983, recorded in Volume 18, Page 695, Real Property Records, Bowie County, Texas.

B. E. LEWIS GAS UNIT NO. 1

Situated in the County of Bowie, State of Texas, and being 621.715 acres, more or less, out of the John J. Carson Survey, Abstract No. 112, the Jacob Barkman Survey, Abstract No. 51 and the R. F. Peters Survey, Abstract No. 480 and being Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from Mescalaro Oil & Gas, Inc. to Rockwall Marketing Corporation, effective November 1, 1998, recorded in Volume 3009, Page 233, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule III attached hereto and made a part hereof for all purposes.

COUCH UNIT PROSPECT

Situated in the County of Bowie, State of Texas, and being 1090.602 acres, more or less, and being Oil and Gas Properties described in Assignment from Field Information Services, Inc. to Rockwall Marketing Corporation, effective July 1, 1996, recorded in Volume 2636, Page 26, Official Records, Bowie County, Texas, said Oil and Gas Properties being more fully described in Schedule IV attached hereto and made a part hereof for all purposes.

RUTH MARABLE NO. 1 160.0 ACRE UNIT

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas, and being more fully described in Schedule V attached hereto and made a part hereof for all purposes.

W. E. SPENCER NO. 1

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing

Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (III) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas, and being more fully described in Schedule VI attached hereto and made a part hereof for all purposes.

IVA L. SMITH NO. 1

Situated in the County of Bowie, State of Texas, being 160.0 acres of land, more or less, out of the Daniel Morris Headright Survey, Abstract No. 381, as more fully described in Assignment, Bill of Sale and Conveyance: (i) from Roy T. Rimmer, Jr., to Rockwall Marketing Corporation, effective July 1, 1994, and recorded under Clerk’s File No. 11082 on September 2, 1994 in the Real Property Records of Bowie County, Texas; (ii) from Carden Oil & Gas, Inc. to Rockwall Marketing Corporation effective September 1, 1996 and recorded in Volume 2627, Page 279 of the Real Property Records of Bowie County, Texas; and (iii) from Coronado Company to Rockwall Marketing Corporation effective January 1, 1997 and recorded in Volume 2698, Page 106 of the Real Property Records of Bowie County, Texas, and being more fully described in Schedule VII attached hereto and made a part hereof for all purposes.

Tract IV:

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 69.00 acres, more or less, conveyed by Robert L. Warren to Producers Pipeline Corporation, recorded in Volume 1078, Page 403 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 100.00 acres, more or less, conveyed by Arthur Andrew Arnold, et al to Producers Pipeline Corporation, recorded in Volume 1078, Page 405 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the John C. Gahagan Survey, Abstract No. 390, and being that certain Easement and Right of Way over and across 70.34 acres, more or less, conveyed by Donald E. Coats, Sr., et ux, to Producers Pipeline Corporation, recorded in Volume 1078, Page 407 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the John C. Gahagan Survey, Abstract No. 390 and being that certain Easement and Right of Way over and across 35.16 acres, more or less, conveyed by Donald E. Coats, Jr., et ux, to Producers Pipeline Corporation, recorded in Volume 1078, Page 409 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, part of the Samuel Burnham Survey, Abstract No. 67, and being that certain Easement and Right of Way over and across 50.00 acres, more or less, conveyed by E. H. Florence, et ux to Producers Pipeline Corporation recorded in Volume 1078, Page 411 of the Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, being Tract I, Segment I of that certain Surface Lease and Pipeline Right-of-Way Agreement by and between Shell Oil Company and Delhi Gas Pipeline Corporation dated May 8, 1973, such surface leases being recorded in Volume 558, Page 496 of the Official Records of Cass County, Texas and being partially assigned by Partial Assignment of Right of Way from Koch Midstream Services Company to Producers Pipeline Corporation effective March 1, 1999, and recorded in Volume 1078, Page 391, Official Records of Cass County, Texas.

Situated in the County of Cass, State of Texas, and being a six inch pipeline and appurtenances, Beginning at a point within the Sulphur River Bryans Mill Plant located in the Benjamin F. Lynn Survey, Abstract No. 651, Cass County, Texas, and continuing in a Northwesterly direction over, across, and through the following surveys: John Myers Survey, Abstract No. 695; Elizabeth Barcroft Survey, Abstract No. 113; W.M.S. Armstrong Survey, Abstract No. 29; J. S. Petty Survey, Abstract No. 864; H. C. Adams Survey, Abstract No. 16; Geo W. Sternes Survey, Abstract No. 97; Cass County School Land, Abstract No. 173; Lewis Holcomb Survey, Abstract No. 479; J. P. Mathews Survey, Abstract No. 1265, at which point the six inch pipeline leaves Cass County, Texas and crosses the Sulphur River and enters Bowie County, Texas. Said pipeline and appurtenances being more fully shown on Alignment Drawings Numbered 1 through 6 of Delhi Gas Pipeline Corp., Dalby Springs Lateral, dated March 1973, and being more fully described in Assignment and Bill of Sale of Personal Property from Koch Midstream Services Company to Producers Pipeline Corporation, effective March 1, 1999 and recorded in Volume 1078, Page 386, Official Records, Cass County, Texas.

Situated in the County of Cass, State of Texas, and being those rights of way, easements and permits assigned by Koch Midstream Services Company to Producers Pipeline Corporation by Assignment of Rights-of-Way, Easements and Permits effective March 1, 1999, and recorded in Volume 1078, Page 395, Official Records, Cass County, Texas, said rights of way, easements and permits being more fully described in Schedule I attached hereto and made a part hereof for all purposes.

Tract V:

Nine (9) acres of land off the south end of the following described tract lying and situated on the eastside of State Highway No. 77:

Being a part of the John C. Gahagan Survey, A-390, in Cass County, Texas and being more fully described by metes and bounds as follows:

Beginning at the Southeast Comer of said Survey at a stake from which a pine brs. South 5 deg. East 10 vrs., a P. O. brs. South 62 deg. West 14.4 vrs. both marked “CNS”:

THENCE West 651 vrs. to a stake from which a pine brs. North 47 deg. East 7 vrs. a pine brs. North 78 deg. East 4 vrs. both marked “M”:

THENCE North 217 vrs. to a stake from which a pine brs. North 32 deg. East 5 vrs. marked “B”; a pine brs: South 65 deg. East 12 12 vrs., marked “M”:

THENCE East 651 vrs. to a stake from which a pine brs. North 17 deg. West 15 vrs. marked “B” a pine brs. South 44 deg. West 5 vrs, marked “M”:

THENCE South 217 vrs. to the Point of Beginning, containing 25 acres, more or less, and being the same land as that described in deed from L. L. Maroney to John Bricker, said deed dated 3/5/1877, and recorded in Vol. Y, page 546, Deed Records, Cass County, Texas;

Also being a portion of the SECOND TRACT described in that certain Deed of Trust dated the 18th day of August, 1978, from Michael Clyde Taylor et ux Loye Jan Taylor to The First National Bank of Atlanta, Texas, recorded Vol. 163, page 714, Deed of Trust records Cass County, Texas.

Said 9.0 acres, more or less, being the same land described in a deed dated 12/15/78, recorded in Vol. 618, page 118, Deed Records of Cass County, Texas, from Michael Clyde Taylor, et ux, to Clyde E. Glass, Jr.

Tract VI:

C. E. GLASS NO. 1 GAS UNIT

Gas Unit Designation, Kaiser Oil (U.S.), Ltd. et al - V. E. Glass Unit No. 1, dated January 25, 1982, recorded in Volume 672, Page 542 of the Official Records of Cass County, Texas, as well as any amendments thereto of record in Cass County, Texas, as more fully described in Assignment and Bill of Sale from Salt Creek Production, Inc. and K.M.A. Operating, Inc. to Rockwall Marketing Corporation effective January 1, 1996, recorded in Volume 1006, Page 876, Official Records of Cass County, Texas, said leases being more fully described in Schedule I-D attached hereto and made a part hereof for all purposes.

R. BROWN NO. 1 GAS UNIT

Oil, gas and mineral property known as the Long Operating, L.L.C. - R. Brown No. 1 Gas Unit located in the Atlanta South Field, Samuel Burnham Survey, Abstract No. 67, more fully described in Assignment and Conveyance from Long Petroleum, Inc. to Rockwall Marketing Corporation, effective January 1, 1999, recorded in Volume 1075, Page 513, Official Records, Cass County, Texas, and al of the Oil, Gas and Mineral Leases covering lands included therein, being described in Schedule II-D attached hereto and made a part hereof for all purposes.

BEAVER GAS UNIT NO. 1

Oil and Gas Properties, Wells and Equipment described in Assignment and Bill of Sale from SOGO, Inc. to Rockwall Marketing Corporation, effective September 1, 1996, recorded in Volume 1019, Page 381, Official Records of Cass County, Texas, said oil and gas properties being more fully described in Schedule III-D attached hereto and made a part hereof for all purposes.

Tract VII:

WADE BROTHERS GAS UNIT NO. 1

Oil and gas property known as Wade Brothers Gas Unit No. 1 as described in Unit Declaration recorded in Volume 286, Page 667 of the Deed Records of Rains County, Texas, as more fully described in Assignment and Bill of Sale from Scotchwood Group, Ltd., et al to Rockwall Marketing Corporation effective March 1, 1998 and recorded in Volume 359, Page 362, of the Deed Records of Rains County, Texas.

SCHEDULES TO EXHIBIT A OMITTED